Integra LifeSciences Appoints Shaundra Clay as Director
Princeton, New Jersey, April 1, 2021 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (Nasdaq:IART), a leading global medical technology company, today announced the appointment of Shaundra Clay to its board of directors, effective today.
“We are delighted to welcome Shaundra, a seasoned senior executive with a proven record of achievement in finance and strategy across diverse industries,” said Stuart Essig, chairman of the Integra board of directors. “Her extensive experience and expertise in leading global organizations and driving business and financial results will be valuable assets to the board.”
Ms. Clay is currently the global vice president of finance at Beam Suntory, Inc., a premium spirits company, where she is responsible for enterprise-wide financial planning and analysis and leads the integration of the short-, mid-, and long-term planning processes to optimize resource deployment. Prior to Beam Suntory, she was a managing director in the commercial banking group at JP Morgan Chase. Ms. Clay also spent 13 years in leadership roles within the healthcare industry in the United States and internationally. She served as chief financial officer for Australia, Canada and Europe at Eli Lilly and Company and spent several years at Medtronic in a variety of leadership roles in the U.S. and abroad, including as chief financial officer for the cardiac & vascular group for Western Europe and Canada. Ms. Clay began her career in accounting and financial analytics at Allstate Insurance Corporation and also worked at Frito-Lay, where she gained commercial acumen as market development manager.
Ms. Clay serves on the board of directors for the Executive Leadership Council and Senior Services of North Fulton (Georgia) as well as the board of trustees of the Rosalind Franklin University of Medicine & Science. She received her bachelor’s degree in accounting from Clark Atlanta University and her M.B.A. from the University of Illinois at Chicago. She is an alumna of the Wharton School of the University of Pennsylvania, where she completed the Advanced Management Program.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, CerebroFlo®, CereLink™, Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, MatriStem UBM™, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, PriMatrix®, SurgiMend®, TCC-EZ®, and VersaTru®. For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Such forward-

looking statements involve risks and uncertainties that could cause actual results to differ from predicted results. These risks and uncertainties include market conditions and other factors beyond the Company's control and the economic, competitive, governmental, technological and other factors identified under the heading "Risk Factors" included in item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Michael Beaulieu
Director, Investor Relations
(609) 750-2827
michael.beaulieu@integralife.com

Laurene Isip
Vice President, Global Corporate Communications and Public Relations
(609) 208-8121
laurene.isip@integralife.com